Exhibit 12.1

CERTIFICATIONS

I, Neal Froneman, the Chief Executive Officer of Sibanye Stillwater Limited, certify that:

1.I have reviewed this Amendment No.1 to the annual report on Form 20-F of Sibanye Stillwater Limited for the fiscal year ended 31 December 2022;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.[Omitted];

4.[Omitted];

5.[Omitted].

Date: 14 December 2023

/s/ Neal Froneman
Neal Froneman
Chief Executive Officer